Exhibit 99.1

For Immediate Release

For more information contact:	Shawn Severson
EnergyTech Investor, LLC
415-233-7094

or
David I. Rosenthal
UQM Technologies, Inc.
303-682-4900

UQM Technologies Executes on its China Expansion Strategy with Announcement of Definitive Agreement with Hybrid Kinetic Group Limited to Invest $48 Million in UQM

•	The stock issuance will generate approximately $48 million of cash to UQM
•	The partnership with Hybrid Kinetic Group Limited (“HKG”) brings UQM capital, infrastructure and access to the China market, the largest electric vehicle market in the world
•	The transaction will allow UQM to execute on its global growth strategy
•	HKG will become the controlling shareholder of UQM following the transaction
•	The transaction is subject to approval by the shareholders of UQM and HKG
•	The Agreement calls for the UQM’s board of directors to increase to nine members with five directors nominated by HKG

LONGMONT, COLORADO, JUNE 28, 2016 - UQM Technologies, Inc. (NYSE MKT: UQM) announced today the signing of a definitive stock issuance and purchase agreement (“Agreement”) with American Compass, Inc., a wholly-owned subsidiary of Hybrid Kinetic Group Limited (“HKG”).  HKG is a Bermuda incorporated corporation with headquarters in Hong Kong.  The Agreement calls for HKG, through its wholly-owned subsidiary, to purchase newly issued UQM common shares that will represent 58% of UQM, and 54% on a fully-diluted basis.  The purchase price is $0.72 per share, which represents a 6.4% premium over the 90 day closing price average for the period ending on the last trading date before signing and a 14% premium over yesterday’s closing price.  The transaction will bring approximately $48 million in cash to UQM. The terms of the Agreement were unanimously approved by the Boards of Directors of both companies.  UQM shareholders will continue to hold their shares in UQM and UQM stock will continue to be traded on the NYSE MKT.

The transaction, which is subject to usual and customary closing conditions, requires approval by two-thirds of UQM’s outstanding shares as well as the shareholders of HKG.  Closing is expected to occur as soon as possible following shareholders’ approval and receipt of approval by the Committee on Foreign Investment in the United States (CFIUS) and the required Hong Kong regulatory authorities.  The parties expect the closing will occur within the following six months.

Following the closing of the transaction, UQM will continue to support its existing customers around the world as well as new business development programs.  UQM’s headquarters will remain in Longmont, Colorado.

As part of the Agreement, the parties have agreed that following the closing, UQM’s board will be increased to nine directors composed of UQM’s current CEO, three current UQM independent directors and five directors nominated by HKG.

HKG, which is publically listed on the Stock Exchange of Hong Kong (Stock Code: 01188), engages principally in the environmental automobile and related business.  It develops and manufactures batteries and battery management systems and develops and manufactures electric and hybrid vehicles.  HKG has a market capitalization of approximately $600 million.

“We are thrilled to be joining forces with HKG,” said Joe Mitchell, President and CEO of UQM.  “Finding a strong strategic partner in Asia has been a priority for UQM with our potential partner meeting three key criteria: 1) provide the necessary capital to allow us to enter the China market; 2) provide the infrastructure to support our continuing product development and operations; and 3) provide access to customers in China to grow our business.  The investment by, and continuing partnership with, HKG accomplishes all of these criteria.  We believe HKG’s knowledge and experience in the new energy market in China will enable us to accelerate our strategic initiatives and make us a stronger competitor in North America and globally, while creating long-term shareholder value. This alliance provides UQM with access to the largest electric vehicle market in the world and provides us with a much stronger competitive position in the global market for electric vehicles.  We think this is a great win for our shareholders, customers, and employees."

"We are delighted to welcome UQM to the HKG organization," said Dr. Yeung Yung, Chairman of HKG. "UQM has developed the world’s leading electric propulsion systems and has a team of talented people that is second to none.  We are excited about UQM's future growth prospects and the value that each party brings to the new alliance."

Advisors
BDA Partners is acting as financial advisor and Sherman & Howard L.L.C. as US legal advisor to UQM.  Duff & Phelps provided a fairness opinion to the special committee of independent directors of UQM’s Board of Directors. Locke Lord LLP serves as US legal advisor to HKG on this transaction.

Conference Call Tomorrow

Joe Mitchell, UQM Chief Executive Officer, and David Rosenthal, UQM Chief Financial Officer, will host a conference call for analysts and investors tomorrow, June 29, 2016, at 8:30 a.m. (ET) to discuss this announcement in further detail. To join this conference call, please dial 1-888-241-0326 approximately ten minutes before the conference is scheduled to begin and provide the passcode “40705454” to access the call. International callers should dial 1-647-427-3411. For anyone who is unable to participate in the conference, a recording will be available for 7 days beginning at 1:00 p.m. Eastern Time tomorrow. To access the playback call 1-855-859-2056 and enter replay code “40705454#”. International callers should dial +1-404-537-3406.

About UQM

UQM Technologies is a developer and manufacturer of power-dense, high-efficiency electric motors, generators, power electronic controllers and fuel cell compressors for the commercial truck, bus, automotive, marine, military and industrial markets. A major emphasis for UQM is developing propulsion systems for electric, hybrid electric, plug-in hybrid electric and fuel cell electric vehicles. UQM is TS 16949 and ISO 14001 certified and located in Longmont, Colorado.

About HKG

HKG, a Bermuda incorporated corporation and headquartered in Hong Kong, is principally engaged in the environmental automobile and related business.  It is a developer and manufacturer of lithium-ion powered batteries and is in the business of development and manufacturing of electric and hybrid vehicles. HKG was founded by Dr. Yeung Yung.  Dr. Yeung was previously the chairman, chief executive officer and president of Brilliance China Automotive Holdings Limited and was also the chairman and president of Shenyang Jinbei Passenger Vehicle Manufacture Co., Ltd. from 1992 to 2002.  Dr. Yeung is a well-known, highly successful automotive industrialist with over 18 years’ experience in the automobile industry as well as a pioneering international financier from China.

Forward-Looking Statements

This Release contains statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. These statements appear in a number of places in this Release and include statements regarding our plans, beliefs or current expectations; including those plans, beliefs and expectations of our management with respect to, among other things, the receipt and timing of required approvals and satisfaction of other significant conditions to the closing of the transaction with HKG, UQM’s ability to successfully gain access to the Chinese electric vehicle market as a result of this transaction, and UQM’s ability to secure the anticipated benefits for its shareholders, customers, and employees. Closing of the transaction is subject to the receipt of necessary approval from UQM’s shareholders, as well as the shareholders of HKG and approval from U.S. and Hong Kong governmental authorities.  Other important Risk Factors that could cause actual results to differ from those contained in the forward-looking statements are contained in our Form 10-K and

Form 10-Q’s, which are available through our website at www.uqm.com  or at www.sec.gov.

Additional Information and Where to Find It

This communication does not constitute a solicitation of any vote or approval. This communication relates to a proposed issuance and sale of stock by UQM to a wholly-owned subsidiary of Hybrid Kinetic Group, Limited (“HKG”) that will result in HKG obtaining majority control of UQM. In connection with this proposed transaction, UQM may file one or more proxy statements or other documents with the SEC. This communication is not a substitute for any proxy statement or other document UQM may file with the SEC in connection with the proposed transaction. INVESTORS AND SHAREHOLDERS OF UQM ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS THAT MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Any definitive proxy statement(s) (if and when available) will be mailed to shareholders of UQM. Investors and shareholders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by UQM through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by UQM will be available free of charge on the Company’s internet website at www.uqm.com or by contacting the Company’s corporate secretary’s office at 4120 Specialty Place, Longmont CO 80504 or by calling (303) 682-4900.

Participants in Solicitation

UQM, its directors and certain of its executive officers may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in such solicitation in connection with the proposed merger will be set forth in the proxy statement if and when it is filed with the SEC. Information about the directors and executive officers of UQM is set forth in UQM’s Annual Report on Form 10-K for the fiscal year ended March 31, 2016 and other reports and statements filed with the SEC, including UQM’s proxy statement for its 2015 annual meeting of shareholders, which was filed with the SEC on August 12, 2015, UQM’s Quarterly Reports on Form 10-Q and UQM’s Current Reports on Form 8-K.

These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.

Source: UQM Technologies, Inc.